Exhibit 10.2

JOINDER TO

MANAGEMENT SERVICES AGREEMENT

This Joinder (“Joinder”) to the Management Services Agreement dated as of February 21, 2008 initially by and among Axcan Holdings, Inc. (“Holdings”), Axcan Intermediate Holdings, Inc. (“Axcan Intermediate”), and TPG Capital, L.P. (“TPG” or the “Manager”) (as amended from time to time, the “Agreement”), is made and entered into as of February 25, 2008, by and between the Manager, Axcan Pharma Inc., a corporation incorporated under the laws of Canada (“Axcan Pharma”), and Axcan US Partnership 1 LP, a limited partnership organized under the laws of Delaware (“Partnership”).

WHEREAS, Axcan Pharma and Partnership would like to obtain certain management and advisory services as set forth in the Agreement, and the Manager, Axcan Pharma, and Partnership desire for Axcan Pharma, and Partnership to become parties to the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Agreement to be Bound. Each of Axcan Pharma and Partnership hereby agrees to become party to the Agreement and to be fully bound by, and subject to, all of the terms, conditions and other provisions of the Agreement with all attendant rights, duties and obligations stated in the Agreement on a joint and several basis with the parties thereto, with the same force and effect as if such parties executed the Agreement on the date hereof.

2. Representations and Warranties of each of Axcan Pharma and Partnership. Each of Axcan Pharma and Partnership represents and warrants to, and agrees with, each of the other parties to the Agreement on and as of the date hereof that:

(a) Each of Axcan Pharma and Partnership has the corporate or partnership power to execute and deliver this Joinder, and all action required to be taken by each of them for the due and proper authorization, execution, delivery and performance of this Joinder and the consummation of the transactions contemplated hereby has been duly and validly taken; and

(b) This Joinder has been duly authorized, executed and delivered by each of Axcan Pharma and Partnership.

3. Governing Law; Jurisdiction. This Agreement, and all matters arising under or related to this Agreement, will be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof. Each of the parties agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof will be brought and maintained exclusively in the federal and state courts of the State of New York, City of New York, County of New York. Each of the parties hereto, by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York, City of New York, County of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts or should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard will be deemed to be included in clause (i) above. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 13 of the Agreement is reasonably calculated to give actual notice and waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 13 of the Agreement does not constitute good and sufficient service of process. The provisions of this Section 3 will not restrict the ability of any party to enforce in any court any judgment obtained in a court included in clause (i) above.

4. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF, BASED UPON OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 10 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH PARTY IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY OF THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE PARTIES HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

5. Counterparts. This Joinder may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

6. Amendments. No amendment or waiver of any provision of this Joinder, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

7. Headings. The headings in this Joinder are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Joinder.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the day and year first above written.

TPG CAPITAL, L.P.

By:	Tarrant Capital, LLC, its general partner

By:	/s/ Clive D. Bode
Name:	Clive D. Bode
Title:	Vice President

AXCAN PHARMA INC.

By:	/s/ Frank A.G.M. Verwiel
Name:	President and Chief Executive Officer
Title:	Frank A.G.M. Verwiel

AXCAN US PARTNERSHIP 1 LP

By:	Axcan Nova Scotia 2 ULC, its general partner

By:	/s/ Frank A.G.M. Verwiel
Name:	Frank A.G.M. Verwiel
Title:	President

[Joinder to Management Services Agreement]